UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012 (December 27, 2012)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

(Exact name of Registrant as specified in its charter)

Luxembourg	001-34354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

291, Route d’Arlon

L-1150 Luxembourg

Grand Duchy of Luxembourg

(Address of principal executive offices including zip code)

+352 2469 7900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 27, 2012, the Company’s subsidiary, Altisource Solutions S.à r.l., as lender (the “Lender”), entered into a senior unsecured term loan agreement (the “Credit Agreement”) with Ocwen Financial Corporation, as borrower (the “Borrower”), and Ocwen Loan Servicing, LLC, as a guarantor.

The Lender advanced to the Borrower a term loan in an amount equal to $75,000,000 on the closing date, the proceeds of which were to be used to finance, in part, the Borrower’s acquisition of Homeward Residential Holdings, Inc. (“Homeward”).  The Borrower is required to cause Homeward to become a guarantor under the Credit Agreement within thirty days after the closing date.

Payments of interest on the term loan are due quarterly on the fifteenth day of each March, June, September and December, commencing on March 15, 2013.  The aggregate outstanding principal amount of the term loan will bear interest at a rate per annum equal to the Eurodollar Rate (as defined in the Credit Agreement) plus 6.75%, provided that the Eurodollar Rate shall at no time be less than 1.50%.  In certain circumstances, the Lender may require the term loan to bear interest at the Base Rate (as defined in the Credit Agreement), which shall at no time be less than 8.25%.

The Borrower is required to repay the entire outstanding principal amount of the term loan plus all accrued and unpaid interest thereon when the Borrower repays in full, refinances or replaces its Senior Credit Facility (as defined in the Credit Agreement).  If the Senior Credit Facility is not repaid in full, refinanced or replaced on or prior to October 1, 2013, then the Lender may require the Borrower to convert all or a portion of the outstanding principal amount and all or a portion of the unpaid interest accrued on the term loan into (i) an investment in or of Homeward, (ii) property or assets of Homeward, (iii) equity interests of Homeward, or (iv) if the Lender and the Borrower agree, any other assets of the Borrower or its subsidiaries.  Any such conversion shall occur (i) on mutually agreeable terms and conditions, including without limitation, conversion price, as reasonably negotiated in good faith between the Lender and the Borrower and (ii) unless the Lender otherwise agrees in writing, on or prior to November 15, 2013.  The Credit Agreement does not provide for any scheduled amortization of the term loan.  The entire outstanding principal amount of the term loan, unless sooner repaid or converted, as described above, is due on March 1, 2017.

The Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type and substantially similar to those found in the Senior Credit Facility.

This description of the Credit Agreement is not complete and is qualified in its entirety by reference to the entire Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
Exhibit 10.1

Senior Unsecured Term Loan Agreement, dated as of December 27, 2012, among Altisource Solutions S.à r.l., as Lender, Ocwen Financial Corporation, as Borrower,  and certain subsidiaries of Ocwen Financial Corporation, as Guarantors.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2012

Altisource Portfolio Solutions S.A.

By:	/s/ Michelle D. Esterman
Name:	Michelle D. Esterman
Title:	Chief Financial Officer

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